UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2025

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock — $1.00 Par Value	CRD-A	New York Stock Exchange, Inc.

Class B Common Stock — $1.00 Par Value	CRD-B	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, Rohit Verma, President and Chief Executive Officer of Crawford & Company (the “Company”), informed the board of directors (the “Board”) of the Company that he will resign from his positions as President and Chief Executive Officer and as a member of the Board of the Company effective December 31, 2025. Mr. Verma has served as a valuable member of the Board since May 15, 2020, and his decision to resign is not due to any disagreement (as described in Item 5.02(a) of Form 8-K) with the Company. There is no separation agreement, continued vesting, severance, consulting arrangement, or other material compensatory arrangement with Mr. Verma other than arrangements previously disclosed in the Company’s executive compensation disclosure in its most recent proxy statement. The Company thanks Mr. Verma for his years of service to the Company.

In connection with Mr. Verma’s resignation, the Board, on November 19, 2025, appointed William Bruce Swain, Jr., age 62, to the positions of Interim President and Chief Executive Officer of the Company, effective January 1, 2026. Mr. Swain will also become a Director of the Company effective January 1, 2026. Mr. Swain, who has been with the Company since May of 1991, is currently the Company’s Executive Vice President – Chief Financial Officer, a position he has held since October 6, 2006.

In connection with Mr. Swain’s appointment as Interim President and Chief Executive Officer, the Company entered into an Executive Employment Agreement, dated as of November 20, 2025 (the “Swain Employment Agreement”), with Mr. Swain to reflect his new position. Under the Swain Employment Agreement, Mr. Swain will be entitled to the following compensation:

•	Annual base salary of $805,000, starting January 1, 2026;
•	Annual Bonus under the Short-Term Incentive Plan (“STIP”), at target payout of 100% of Mr. Swain’s base salary, for 2026;
•	Long-Term Incentive Plan (“LTIP”) awards, at target, equal to $750,000 for 2026.

The foregoing description of the Swain Employment Agreement is not complete and is qualified in its entirety by reference to the Swain Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Effective January 1, 2026, the Board has appointed Holly B. Boudreau, age 44, to the position of Executive Vice President – Chief Financial Officer of the Company. Ms. Boudreau has been with the Company since June of 2013 and is currently the Company’s Senior Vice President – Tax, Treasury and Finance Transformation officer, a position she has held since January of 2024. She oversees the tax and treasury functions of the Company as well as overseeing the creation of operational efficiencies in the finance function. Prior to that she was Senior Vice President – Global Tax from November 2020 through December 2023 and Vice President – Global Tax from December 2014 through October 2020 where she managed the global planning, reporting and compliance of the Company’s tax function.

In connection with Ms. Boudreau’s appointment as Executive Vice President - Chief Financial Officer, the Company entered into an Executive Employment Agreement, dated as of November 19, 2025 (the “Boudreau Employment Agreement”), with Ms. Boudreau to reflect her new position. Under the Boudreau Employment Agreement, Ms. Boudreau will be entitled to the following compensation:

•	Annual base salary of $425,000, starting January 1, 2026;
•	Annual Bonus under the STIP, at target payout of 57.5% of Ms. Boudreau’s base salary, for 2026;
•	LTIP awards, at target, equal to $500,000 for 2026.

The foregoing description of the Boudreau Employment Agreement is not complete and is qualified in its entirety by reference to the Boudreau Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

A copy of the Company’s press release, dated November 21, 2025 announcing Mr. Verma’s resignation and the appointments of Mr. Swain and Ms. Boudreau is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit are filed with this Report:

Exhibit No.	Description

10.1	Terms of Executive Employment Agreement between William Bruce Swain, Jr. and the Company, dated as of November 20, 2025.

10.2	Terms of Executive Employment Agreement between Holly B. Boudreau and the Company, dated as of November 19, 2025.

99.1	Press Release dated November 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Tami E. Stevenson
	Name:	Tami E. Stevenson
	Title:	SVP, General Counsel and Corporate Secretary

Date: November 21, 2025